Exhibit 10.44

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 18th day of March, 2004 between and RESORTS REAL ESTATE HOLDINGS, INC. (successor in interest to Kerzner International North America, Inc.), a New Jersey corporation (“Landlord”), having an address at 1133 Boardwalk, Atlantic City, New Jersey 08401, and RESORTS INTERNATIONAL HOTEL AND CASINO, INC. (f/k/a Colony RIH Acquisitions, Inc.), a Delaware corporation, (“Tenant”), having an address at 1133 Boardwalk, Atlantic City, New Jersey 08401.

W I T N E S S E T H

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated as of April 25, 2001, as amended by that certain First Amendment to Lease Agreement, dated as of October 4, 2002, and as assigned by that certain Assignment and Assumption of Contracts, Leases, Permits and Licenses and General Intangibles, dated as of the date hereof (as so amended and assigned, the “Lease”), with respect to the Premises located in Atlantic City, County of Atlantic, State of New Jersey and related additional properties located in the State of New Jersey, as more particularly described in the Lease;

WHEREAS, Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Lease.

2. “Premises” as defined in Section 1 of the Lease is hereby amended to collectively mean that certain real property as more particularly described on Exhibit A attached hereto and made a part hereof. Exhibit A attached to the Lease is hereby deleted in its entirety and is replaced with Exhibit A attached hereto.

3. Landlord hereby leases to Tenant an additional parcel of land (referred to as “Parcel X”) obtained by quit claim deed dated March 18, 2004 between Kerzner International North America, Inc. as Grantor, and Landlord, as Grantee as more particularly described on Exhibit B attached hereto and made a part hereof, to the extent of Landlord’s interest in said parcel. Landlord makes no representations or promises as to its ownership, rights interest or title to Parcel X, but simply leases whatever interest Landlord has to Tenant.

4. Upon the termination of the Option Agreement, the Lease, by its terms, converted into a month-to-month lease. As such, the definition of “Term” as used herein shall reflect said conversion of the Lease to a month-to-month tenancy commencing on the date hereof (the “Commencement Date”). Provided further and without limiting the generality of the foregoing, beginning on the Commencement Date, the Lease will automatically expire at the end of any calendar year unless Tenant shall give notice to Landlord of its intention to continue the Lease within sixty (60) days prior to the end of any calendar year.

5. Tenant acknowledges, that as of the date hereof, Tenant has no claims or demands against Landlord or any predecessor in interest to Landlord in their capacity as landlord under the Lease. Tenant further acknowledges, that from and after the date hereof, Tenant will look solely to Landlord and its successors and assigns for any and all claims or demands that may arise under the Lease and that Tenant will not assert any such claims or demands against any predecessor in interest to Landlord in their capacity as landlord under the Lease. It is expressly intended that Kerzner International North America, Inc. is a third-party beneficiary of this Section 5.

6. Section 3(c) of the Lease is hereby amended to provide for termination of the Lease by Landlord upon thirty days’ written notice to Tenant.

7. Section 4(b) of the Lease is hereby amended to include the obligation of Tenant for the payment of real estate taxes on the Premises for the period of time the Tenant is in possession of the Premises under the Lease. Any payments made in connection with the Lease by Tenant for any period beyond the expiration of the Term shall be reimbursed by Landlord.

8. The Lease is subordinate to that certain Mortgage made by Landlord for the benefit of Kerzner International North America, Inc., a Delaware corporation, dated the date hereof (the “Mortgage”).

9. Section 14 of the Lease is hereby deleted in its entirety and replaced with the following:

14.	Notwithstanding anything to the contrary contained herein, Tenant shall have the right to assign or sublet its interest in the Lease, without the prior written consent of Landlord, provided, that (i) such assignment or subletting is to a Wholly-Owned Subsidiary (as defined in the Master Agreement which is defined in the Mortgage) of Colony RIH Holdings, Inc., (ii) Landlord shall have received, at least 30 days prior to the consummation of such transaction, (A) an executed counterpart of the instrument effecting such assignment or subletting, containing inter alia the name, address and telephone number of the assignee/sublessee, and (B) an affidavit of the assignee/sublessee, or the principal officer or general partner thereof, setting forth the names and addresses of all persons having interests in the assignee/sublessee and of all directors and officers of the assignee/sublessee, (iii) on the date such assignment or subletting is consummated, no Event of Default (as defined in the Mortgage), or event which with notice or the passage of time would constitute an Event of Default, shall have occurred and be continuing, (iv) with respect to any such assignment, the assignee shall expressly assume all of the obligations of the tenant thereunder to the extent accruing from and after the date that the assignment is consummated and (v) in no event shall any assignment and/or sublease relieve the tenant from its obligations under the Lease.

10. Section 2 of the Lease is hereby deleted in its entirety and as of the date hereof, the rental rate schedule, attached as Exhibit C hereto, is deemed the Fair Market Rental Rate and Tenant shall pay rent at a rate equal to amount(s) set forth therein on the first (1st) of every month following the Commencement Date.

11. On the date hereof Tenant shall provide Landlord with a Security Deposit in the amount of $1,312,000.00 (the “Security Deposit”). Landlord shall have the right to use the Security Deposit for any purpose at any time. If the Lease terminates prior to the first anniversary of the Commencement Date for any reason other than the occurrence of an Event of Default by Tenant, Landlord shall be obligated to return to Tenant the remaining Security Deposit held by Landlord. Any such obligation to return the Security Deposit shall be subject and subordinate to the repayment in full of the indebtedness secured by the Mortgage and no claim by Tenant for such return may be asserted in any action or proceeding until the repayment in full of the indebtedness secured by the Mortgage.

12. The Lease is hereby amended to insert the following at the end of Section 12(a)(v) after the sentence ending in “Atlantic City”:

“In addition, with respect to any portion of the Premises used for purposes other than a parking facility (including, without limitation, the Building Site, the Billboard Sites and any portion of the Premises used as a storage area), Tenant shall maintain such insurance, with such coverage, in such amounts and with such deductibles, as may be, from time to time, reasonably required by Landlord with respect to such portion of the Premises and which at the time is commonly maintained by owners and operators of similarly situated properties of similar type and use in Atlantic City, New Jersey.”

13. Section 5(a) of the Lease is hereby deleted in its entirety and replaced with the following:

Notwithstanding anything herein to the contrary, Tenant shall not use, or permit the use of the Premises, or any portion thereof, for any use other than: (i) with respect to only that portion of the Premises other than the Building Site (as defined herein) and the Billboard Sites (as defined herein), for (x) parking and/or turnaround area in connection with the operation of a hotel and/or casino property and/or (y) storage, temporary placement of construction materials and similar ancillary usage relating to the operation of a hotel and/or casino property and/or (z) advertisements relating to the operation of a hotel and/or casino property; (ii) with respect to only that portion of the Premises located at and known as 157 South Chalfonte Avenue, Atlantic City, New Jersey and designated as Block 58, Lot 11 in the City of Atlantic City, County of Atlantic and State of New Jersey (the “Building Site”) for (x) administrative and general office space in connection with the operation of a hotel and/or casino; and/or (y) parking and/or turnaround area in connection with the operation of a hotel and/or casino property; and (iii) with respect to only that portion of the Premises designated as Block 270, Lot 10 in the City of Pleasantville, Block 588, Lot 11 in the Township of Hamilton, Block 4214, Lot 1 in the Township of Egg Harbor, Block 226.01, Lot 11 in the City of Absecon, each in the County of Atlantic, State of New Jersey (the “Billboard Sites”), for advertisements relating to the operation of a hotel and/or casino property.

14. Section 5(b)(6) of the Lease is hereby deleted in its entirety.

15. Section 6 of the Lease is hereby deleted in its entirety and replaced with the following:

6. Alterations, Maintenance and Repair.

(a) Tenant covenants to Landlord as follows:

(1) Tenant, at its sole cost and expense, (A) shall keep (i) the Premises, (ii) all buildings, structures, foundations, fixtures and improvements of every nature whatsoever now or hereafter affixed to the Premises and all replacements, repairs, additions, extensions and substitutions thereto (the “Improvements”), and (iii) all equipment, machinery, fittings, apparatus, appliances, furniture and other property of every nature whatsoever now or hereafter located upon, or in, and used in connection with the Premises and the Improvements and all replacements, repairs, additions, extensions and substitutions thereto (the “Equipment”), in good order, condition, and repair, (B) shall make all necessary structural and non-structural, ordinary and extraordinary repairs to the Improvements and the Equipment, (C) shall not commit, permit or suffer any waste thereof or the conduct of any nuisance or unlawful occupation or business thereon or on any part thereof and (D) shall not desert or abandon the Premises. Tenant shall maintain all signage at the Billboard Sites in good order, condition and repair, and shall not permanently desert or abandon such signage at the Billboard Sites for any period of time which would prevent its continued use under local law; provided, however, that Tenant shall have the right to repair and replace the advertisements on such signage from time to time.

(2) Except as set forth in Section 5(a), Tenant shall not remove or alter the Premises, the Improvements or the Equipment in any material respect without the prior written consent of Landlord, such consent may not be unreasonably withheld, conditioned and/or delayed; provided, however, the foregoing restriction and requirements of this Section 6(a)(2) shall not apply (nor, except as provided below, will notice to, or consent of, Landlord be required) with respect to (A) the installation of movable partitions, cubes, outlets, normal painting, carpeting, wall-coverings and office decorations, (B) repairs and, if necessary, replacements of existing Improvements with new improvements of a comparable character, nature and quality made by Tenant in the ordinary course of business, (C) acts performed by or on behalf of Tenant pursuant to, or in contemplation of, and in accordance with the terms and provisions (including, without limitation, any notice and consent provisions) of that certain Environmental Indemnity Agreement, dated as of the Commencement Date, made between Resorts International Hotel and Casino, Inc. and Landlord (the “Environmental Indemnity”), (D) with respect to only that portion of the Premises designated as Block 59, Lot 1, Block 58, Lot 11 and the Westerly one-half of Block 60, Lot 39, each in the City of Atlantic City, County of Atlantic, State of New Jersey and each as more particularly described on Exhibit A attached hereto as the “Chalfonte Site” (“Chalfonte Site”), upon prior notice to Landlord, preliminary design and pre-development work at the Chalfonte Site (including, without limitation, test boring and environmental testing) that does not necessitate the alteration or removal of any Improvement of the Chalfonte Site in any material respect or the excavation of all or any portion of the Chalfonte Site, provided that Tenant shall be obligated, upon request of Landlord, to restore and repair any damage to the Premises caused by such preliminary design and pre-development work (e.g., repair of any damage caused by boring to the condition of the Premises prior to boring), and (E) with respect to the Billboard Sites only, alter and/or replace any billboard or other advertising facility thereon provided that such alteration and/or replacement, as applicable, does not materially and adversely affect the value of the Billboard Sites taken as a whole. Without limiting the foregoing, Tenant shall perform or cause to be effected any and all removals, alterations, additions and other work performed at the Premises in a good and workmanlike manner and in material compliance with all Requirements and insurance requirements (pursuant to Section 12 herein). “Requirements” shall mean, with respect to any person, all laws, statutes, ordinances, orders, judgments, decrees, injunctions, treaties, rules, regulations, covenants, conditions and restrictions and other requirements that may now or hereafter pertain to or affect such person or its property and/or assets (including, without limitation, with respect to Tenant, the Premises or any part of the Premises) including, without limitation, land use, construction, maintenance, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to such person or its property and/or assets and permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.

(b) Without the prior written consent of Landlord, which such consent may not be unreasonably withheld, conditioned and/or delayed if such value change increases the value of the Premises taken as a whole, Tenant shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Premises or Improvements or seek any variance under existing zoning ordinances, (ii) use or permit the use of the Premises or Improvements in a manner which may result in a non-conforming use under applicable zoning ordinances, or (iii) subject the Premises or Improvements to restrictive covenants. Tenant shall not take any steps whatsoever to convert the Premises, or any part thereof, to a condominium or cooperative form of ownership.

(c) Tenant shall not under any circumstance consent to or initiate the joint assessment of the Premises or the Improvements (i) with any other real property constituting a separate tax lot, or (ii) with any portion of the Premises which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Premises as a single lien.

(d) If, because of any acts or omission of Tenant, anyone claiming through or under Tenant (but not through or under Landlord) shall file any mechanic’s or other lien or order for the payment of money against the Premises or against Landlord (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant’s own cost and expense, cause the same to be canceled and discharged of record or bonded within thirty (30) days after receiving written notice of filing thereof, and shall also indemnify and save harmless Landlord from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

Tenant shall not display or erect any exterior decorations, lettering, signs, advertisements, notices, posters, displays, projections, curtains, blinds, shades, screens or awnings on or about the Premises (collectively, “Signs”) without obtaining any permits or government approvals required by law; and Landlord shall cooperate with Tenant, at Tenant’s sole cost and expense, to the extent reasonably necessary for Tenant to obtain any such permits or governmental approvals. All such Signs shall be maintained by Tenant at its sole cost and expense in good order and condition, and in accordance with all of the terms and provisions of this Lease. All Signs shall be removed by Tenant at the end of the Term, and Tenant shall repair, at Tenant’s sole cost and expense, any damage to the Premises caused by the installation, maintenance or removal of such Signs. Tenant shall indemnify and hold Landlord harmless of and from any and all claims, costs, expenses or damages suffered by reason of the installation, maintenance or removal of such Signs, except to the extent caused by the negligence or willful misconduct of Landlord, its employees and agents.

16. Except as expressly modified herein, the Lease shall remain in full force and effect, and as modified herein, is expressly ratified and confirmed by the parties hereto.

17. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18. This Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Executed copies of this Agreement may be delivered by telecopy and, upon receipt, shall be deemed originals and binding upon the parties hereto.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above set forth.

LANDLORD:

RESORTS REAL ESTATE HOLDINGS, INC.

By: /s/ Nicholas L. Ribis
Name: Nicholas L. Ribis
Title: Vice Chairman and Executive Vice President

TENANT:

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

By: /s/ Nicholas L. Ribis
Name: Nicholas L. Ribis
Title: Vice Chairman and Executive Vice President

EXHIBIT C

Fair Market Rental Rate Schedule

Commencing from and including the Commencement Date through but excluding September 29, 2004, the minimum rent for each month (the “Minimum Rent”) shall be payable at a monthly rate of $205,000.00 which shall be deemed applied from the Security Deposit and be payable on the first of every month and appropriately apportioned based on the actual days of the month should payment of Minimum Rent commence other than on the first day of a month1.

Commencing from and including September 29, 2004 through but excluding the second anniversary of the Commencement Date, the Minimum Rent shall change as follows and be payable at a monthly rate of One Hundred Thirty Five Eight Hundred Thirty Three Thousand and 33/100 ($135,833.33) which shall be payable on the first of every month and appropriately apportioned based on the actual days of the month should payment of Minimum Rent commence other than on the first day of a month.

Commencing from and including the first day of the second anniversary of the Commencement Date through but excluding the fourth anniversary of the Commencement Date, the Minimum Rent shall change as follows and be payable at a monthly rate of Two Hundred and Two Thousand Five Hundred and 00/100 ($202,500.00) which shall be payable on the first of every month and appropriately apportioned based on the actual days of the month should payment of Minimum Rent commence other than on the first day of a month.

Commencing from and including the first day of the fourth anniversary of the Commencement Date, through but excluding the fifth anniversary of the Commencement Date, the Minimum Rent shall increase and be payable at a monthly rate of Three Hundred and Two Thousand Five Hundred and 00/100 ($302,500.00) which shall be payable on the first of every month and appropriately apportioned based on the actual days of the month should payment of Minimum Rent commence other than on the first day of a month.

Commencing on and including the first day of the fifth anniversary of the Commencement Date, and for the remainder of the term, the Minimum Rent shall increase and be payable at a monthly rate of Four Hundred and Two Thousand Five Hundred and 00/100 ($402,500.00) which shall be payable on the first of every month and appropriately apportioned based on the actual days of the month should payment of Minimum Rent commence other than on the first day of a month.

[1]	If the Lease terminates prior to the first anniversary of the Commencement Date for any reason other than the occurrence of an Event of Default by Tenant, Landlord shall be obligated to return to Tenant the remaining Security Deposit held by Landlord subject to Section 10 of this Amendment.

8